SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 23, 2004

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(201) 236-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

D. Lynn Van Borkulo-Nuzzo, the Executive Vice President, General Counsel, Corporate Secretary and Chief Risk Officer of Hudson United Bancorp and Hudson United Bank, after being employed by the Company for 38 years, elected to take retirement as of December 31, 2004 in accordance with the Company’s pension plan and supplemental retirement plan. The Company entered into a Separation Agreement and Release (the “Agreement”) with Ms. Van Borkulo-Nuzzo as of September 23, 2004. Under the Agreement, upon her retirement, Ms. Van Borkulo-Nuzzo will receive a payment of $1,000,000 in consideration of her agreement not to engage in competition with the Company for a period of two years following her retirement. Ms. Van Borkulo-Nuzzo will also have transferred to her the title to her Company automobile. In accordance with the Company’s stock option and restricted stock plans, the Compensation Committee agreed to accelerate all of Ms. Van Borkulo-Nuzzo’s unvested stock options and restricted stock awards effective September 30, 2004. The Agreement is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

10.1	Separation Agreement and Release among Hudson United Bancorp, Hudson United Bank and D. Lynn Van Borkulo-Nuzzo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2004	HUDSON UNITED BANCORP By: D. LYNN VAN BORKULO-NUZZO ———————————————————— Name: D. Lynn Van Borkulo-Nuzzo Title: Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Title

10.1	Separation Agreement and Release among Hudson United Bancorp, Hudson United Bank and D. Lynn Van Borkulo-Nuzzo.